Exhibit 99.3

NUMEREX CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

On May 5, 2014, Numerex Corp. (“we,” “us,” “our,” or “Numerex”), completed a merger with Omnilink Systems Inc. (“Omnilink”) with Omnilink surviving as our wholly-owned subsidiary (“Acquisition”).  The purchase price paid by Numerex was $37.5 million, subject to post-closing purchase price adjustments and escrows as provided in the Agreement and Plan of Merger dated April 28, 2014 (“Merger Agreement”).  Omnilink provides tracking and monitoring services for people and valuable assets via Omnilink’s M2M platform that connects hardware, networks, software, and support services.

The Acquisition was funded through cash-on-hand available as of May 5, 2014 and the proceeds of a $25.0 million term loan with a maturity date of May 5, 2019, provided by Silicon Valley Bank (the “Term Loan”). The interest rate under the Term loan is, at the Company’s option, determined by reference to a prime rate or a LIBOR rate plus an applicable rate margin as provided in the Term Loan.

The accompanying unaudited pro forma condensed consolidated financial statements are based upon the historical financial statements of Numerex and Omnilink and have been developed from (i) our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and our unaudited condensed consolidated financial statements contained in our Quarterly Report on Form 10-Q for the three months ended March 31, 2014 and 2013, and (ii) Omnilink’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2013, and its unaudited condensed consolidated financial statements as of March 31, 2013 and for the three months ended March 31, 2014 and 2013.

The adjustments set forth herein and described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements are intended to reflect the impact of the Acquisition. The unaudited pro forma condensed consolidated balance sheet at March 31, 2014, is presented as if the Acquisition had been completed on March 31, 2014. The unaudited pro forma condensed consolidated statements of income for the fiscal year ended December 31, 2013, and the three months ended March 31, 2014, are presented as if the Acquisition had been completed on January 1, 2013.

We filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) on July 3, 2014, to disclose the disposition of our subsidiary, BNI Solutions, Inc. (“BNI”) and provide unaudited pro forma condensed consolidated financial information to reflect the disposition of BNI as if it occurred as of March 31, 2014. Only a pro forma balance sheet as of March 31, 2014 giving effect to the disposition of BNI was included in the Form 8-K filed on July 3, 2014. The unaudited pro forma condensed consolidated balance sheet presented herein for the Acquisition includes pro forma information for BNI since both events require pro forma presentation for the same period. However, the unaudited pro forma condensed consolidated statements of income presented herein for the Acquisition do not include any BNI pro forma effect because the results of operations for BNI are fully presented in our historical financial statements as discontinued operations.

Both the Numerex and Omnilink consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The unaudited pro forma condensed consolidated financial information does not purport to represent what our results of operations or financial position would actually have been had the Acquisition occurred on the dates described above or to project our results of operations or financial position for any future date or period. The information does not reflect cost savings, operating synergies or revenue enhancements that may result from the Acquisition or the costs to achieve any such potential cost savings, operating synergies or revenue enhancements.

The information reflects our preliminary estimates of the allocation of the purchase price for Omnilink based upon available information and certain assumptions that we believe are reasonable under the circumstances. The primary areas of the preliminary purchase price allocations that are not yet finalized relate to (i) the fair value of property and equipment, intangible assets and goodwill and (ii) the calculation of deferred taxes. As indicated in Note 1 to the unaudited pro forma condensed consolidated financial statements, we made preliminary estimates of the fair values in order to prepare the unaudited pro forma condensed consolidated financial statements and the excess purchase price over the fair value of the acquired net assets has been recorded as goodwill. The valuations consist of a discounted cash flow analysis and other appropriate valuation techniques to determine the fair value of the assets acquired and liabilities assumed. Deferred taxes related to assets, liabilities, tax attributes and other items require detailed analyses and estimates that are not yet complete.

Actual results may differ from the unaudited pro forma condensed consolidated financial statements based on, among other things, completion of (i) the final purchase price of Omnilink after post-closing purchase price adjustments as set forth in the Merger Agreement (ii) the analysis of deferred tax assets and liabilities and (iii) the valuations necessary to finalize the allocation of purchase price to the assets acquired and liabilities assumed. Changes in the fair value of assets acquired or liabilities assumed, including deferred tax assets and/or liabilities, would result in a corresponding change in the amount of goodwill. In addition, if the value of the tangible and intangible assets acquired is higher than the preliminary purchase price allocation, then we may record higher depreciation and/or amortization expense than is presented in these unaudited pro forma condensed consolidated financial statements. Deferred taxes will also be affected by any differences between actual results and the preliminary results presented.

The following unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with:

(1) the Numerex audited consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Numerex Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 7, 2014,

(2) the Numerex unaudited condensed consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Numerex Quarterly Report on Form 10-Q for the three months ended March 31, 2014, filed with the SEC on May 7, 2014,

(3) the Omnilink audited consolidated financial statements and accompanying notes as of and for the fiscal year ended December 31, 2013, filed as Exhibit 99.1 with this Current Report on Form 8-K,

(4) the Omnilink unaudited condensed consolidated financial statements and accompanying notes as of March 31, 2014 and for the three months ended March 31, 2014 and 2013, filed as Exhibit 99.2 with this Current Report on Form 8-K, and

(5) the Numerex unaudited pro forma financial information as of March 31, 2014, included in the Current Report on Form 8-K filed with the SEC on July 3, 2014, to disclose the disposition of our subsidiary, BNI.

NUMEREX CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2014
(In thousands)

	Numerex Historical	BNI Pro Forma Adjustments(a)	Numerex BNI Disposition Pro Forma Subtotal	Omnilink Historical	Omnilink Pro Forma Adjustments	Notes	Numerex Pro Forma
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$25,386	$9	$25,395	$166	$25,000	b	$12,176
					(37,308)	c
					(900)	d
					(177)	e
Accounts receivable, net	10,695	108	10,803	2,321			13,124
Financing receivables, current	1,303	-	1,303	-			1,303
Inventory, net of reserve for obsolescence	8,627	-	8,627	1,196	(35)	f	9,788
Prepaid expenses and other current assets	1,982	26	2,008	599	35	e	2,400
					(192)	g
					(50)	h
Deferred tax assets, current	2,742	701	3,443	-			3,443
Assets of discontinued operations	745	(592)	153	-			153
TOTAL CURRENT ASSETS	51,480	252	51,732	4,282	(13,627)		42,387

Financing receivables, less current portion	3,061	-	3,061	-			3,061
Property and equipment, net	3,228	-	3,228	1,715	(102)	i	4,841
Software, net	4,999	-	4,999	-			4,999
Other intangibles, net	6,869	-	6,869	257	13,729	j	20,855
Goodwill	26,941	-	26,941	-	20,948	j	47,889
Deferred tax assets, less current portion	3,510	-	3,510	-			3,510
Other assets	2,077	-	2,077	97	142	e	2,225
					(91)	l
TOTAL ASSETS	$102,165	$252	$102,417	$6,351	$20,999		$129,767

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$9,086	$16	$9,102	$1,826			$10,928
Accrued expenses and other current liabilities	2,252	163	2,415	938	215	c	3,562
					(59)	g
					53	k
Deferred revenues	1,974	-	1,974	277	-		2,251
Current portion of long-term debt	686	-	686	1,761	2,500	b	3,186
					(1,761)	g
Obligations under capital leases	326	-	326	-			326
Liabilities of discontinued operations	197	(179)	18	-			18
TOTAL CURRENT LIABILITIES	14,521	-	14,521	4,802	948		20,271

Notes payable, less current portion	317	-	317	2,385	22,500	b	22,817
					(2,385)	g
Obligations under capital lease, less current portion	59	-	59	-			59
Other liabilities	1,574	-	1,574	-			1,574
TOTAL LIABILITIES	16,471	-	16,471	7,187	21,063		44,721

TOTAL EQUITY (DEFICIT)	85,694	252	85,946	(836)	836	c	85,046
					(900)	d

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$102,165	$252	$102,417	$6,351	$20,999		$129,767

See accompanying notes to the Pro Forma Condensed Consolidated Financial Statements

Numerex Corp. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Income for the
Year Ended December 31, 2013

 (In thousands except per share data)

	Numerex Historical	Omnilink Historical	Pro Forma Adjustments	Notes	Numerex Pro Forma
Total net sales	$77,832	$12,796			$90,628
Cost of sales, exclusive of a portion of depreciation and amortizationshown below	45,692	4,905	323	a	50,920
Gross profit	32,140	7,891	(323)		39,708

Operating expenses:
Sales and marketing	9,544	1,035			10,579
General and administrative	13,281	3,592	(715)	a	16,151
			(7)	b
Engineering and development	4,915	3,053			7,968
Depreciation and amortization	4,819	-	243	a	5,931
			869	b
(Gain) on sale of monitoring equipment	-	(177)	-		(177)
Operating (loss) income	(419)	388	(713)		(744)

Interest expense	304	293	(222)	c	1,244
			869	d
Other (income), net	(319)	-			(319)
(Loss) income from continuing operations before income taxes	(404)	95	(1,360)		(1,669)
Income tax (benefit)	(2,369)	-	-	e	(2,369)
Income from continuing operations, net of income taxes	$1,965	$95	$(1,360)		$700

Basic earnings per share:
Income from continuing operations, net of income taxes	$0.11				$0.04

Diluted earnings per share:
Income from continuing operations, net of income taxes	$0.10				$0.04

Weighted average shares outstanding used in computing earnings per share:
Basic	18,413				18,413
Diluted	18,950				18,950

See accompanying notes to the Pro Forma Condensed Consolidated Financial Statements

Numerex Corp. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Income for the
Three Months Ended March 31, 2014

 (In thousands except per share data)

	Numerex Historical	Omnilink Historical	Pro Forma Adjustments	Notes	Numerex Pro Forma
Total net sales	$20,773	$2,845			$23,618
Cost of sales exclusive of a portion of depreciation and amortization shown below	10,933	1,129	81	a	12,143
Gross profit	9,840	1,716	(81)		11,475

Operating expenses:
Sales and marketing	2,954	202			3,156
General and administrative	3,598	1,078	(201)	a	4,367
			(2)	b
			(106)	e
Engineering and development	1,278	660			1,938
Depreciation and amortization	1,348	-	61	a	1,699
			290	b
(Gain) on sale of monitoring equipment	-	(38)	-		(38)
Operating income (loss)	662	(186)	(123)		353
Interest expense	54	91	(85)	c	260
			200	d
Other (income), net	(1,133)	-			(1,133)
Income (loss) from continuing operations before income taxes	1,741	(277)	(238)		1,226
Income tax expense	595	-	-	f	595
Income (loss) from continuing operations, net of income taxes	$1,146	$(277)	$(238)		$631

Basic earnings per share:
Income from continuing operations, net of income taxes	$0.06				$0.03

Diluted earnings per share:
Income from continuing operations, net of income taxes	$0.06				$0.03

Weighted average shares outstanding used in computing earnings per share:
Basic	18,853				18,853
Diluted	19,350				19,350

See accompanying notes to the Pro Forma Condensed Consolidated Financial Statements

NUMEREX CORP.AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENT

Note 1—Basis of presentation

We prepared the unaudited pro forma condensed consolidated financial information under the U.S. GAAP standard related to business combinations and corresponding SEC rules and regulations. This guidance requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, the guidance establishes that the consideration transferred be measured at the closing date of the acquisition. Furthermore, transaction fees and expenses have been excluded from the unaudited pro forma condensed consolidated statements of income as they are non-recurring but are included in the unaudited pro forma condensed consolidated balance sheet as a reduction to cash.

U.S. GAAP related to fair value measurements define the term “fair value” and set forth the valuation requirements for any asset or liability measured at fair value. Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The pro forma adjustments described below have been developed based on estimates relating to, among other things, the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Omnilink based on preliminary procedures. The final acquisition price allocation may differ from that reflected in the pro forma financial statements upon completion of our valuation procedures.

The unaudited pro forma condensed consolidated financial statements are preliminary, are provided for illustrative purposes only and do not purport to represent what our actual consolidated results of operations or consolidated financial position would have been had the Acquisition occurred on the dates assumed in the pro forma financial statements, nor are they indicative of our future consolidated results of operations or financial position. The actual results reported in periods following the Acquisition may differ significantly from those reflected in these pro forma financial statements for a number of reasons, including, but not limited to, differences between the assumptions used to prepare these pro forma financial statements and actual amounts, cost savings from operating efficiencies, timing and impact of potential synergies, costs and liabilities related to integration planning and the actual interest rates applicable to the funds borrowed to finance the Acquisition. Management continues to assess and estimate operating efficiencies, potential synergies and integration costs and liabilities but has not concluded that process. In addition, adjustments have been made to the pro forma condensed consolidated financial statements for non-recurring items related to the Acquisition. As a result, the pro forma information does not purport to be indicative of what the financial condition or results of operations would have been had the Acquisition been completed on the applicable dates of this pro forma financial information. The pro forma financial statements are based upon the historical financial statements of Numerex and Omnilink and do not purport to project the future financial condition and results of operations after giving effect to the Acquisition.

NUMEREX CORP.AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Transaction

On May 5, 2014, we completed the Acquisition with Omnilink surviving as our wholly-owned subsidiary.  The purchase price was $37.5 million in cash, subject to post-closing purchase price adjustments and escrows as provided in the Merger Agreement. Actual results may differ from the unaudited pro forma condensed consolidated financial statements based on, among other things, completion of the final purchase price of Omnilink after post-closing purchase price adjustments as set forth in the Merger Agreement. Pursuant to the Merger Agreement, $5.0 million of the purchase price was placed into an escrow account:

●
$4.5 million to serve as security for indemnification of Numerex and certain other related persons with respect to, among other things, breaches of Omnilink’s representations, warranties and covenants contained in the Merger Agreement;

●	$0.4 million to satisfy, in part, certain payments due to Numerex for adjustments to the working capital of Omnilink and

●	$0.1 million for fees and expenses of the stockholders’ representative.

A summary of the preliminary purchase price allocation associated with the Acquisition as if the transaction occurred on March 31, 2014, is as follows (in thousands):

Cash	$166
Accounts receivable	2,321
Inventory	1,161
Prepaid and other assets	357
Property and equipment	1,613
Other assets	6
Intangible assets	13,986
Goodwill	20,948
Total identifiable assets acquired	40,558

Accounts payable	(1,826)
Accrued expenses	(932)
Deferred revenue	(277)
Total liabilities assumed	(3,035)

Preliminary purchase price	$37,523

3. Intangible Assets

Based on the preliminary allocation of the purchase price, the following preliminary fair value amounts have been allocated to identifiable intangible assets (in thousands):

Type of Identifiable Intangible Assets	Value	Estimated Useful Life
Customer relationships	$5,812	11 years
Technology	4,772	14 years
Trade names	3,402	Indefinite

Preliminary fair value of identifiable intangible assets	$13,986

The estimated fair value attributed to the customer relationships was determined based upon a discounted cash flow forecast. The fair value of the customer relationships will be amortized over a period of 11 years on a straight-line basis, which approximates the pattern in which the economic benefits of the customer relationships are expected to be realized. Amortization of customer relationships will be $528,000 annually and $132,000 per quarter.

NUMEREX CORP.AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The estimated fair values attributed to technology and trade names were determined using the relief-from-royalty method. This method assumes the technology and trade names have value to the extent that the owner is relieved of the obligation to pay royalties for the benefits received from them. Amortization of technology will be $341,000 annually and $85,000 per quarter. Trade names will not be amortized due to their indefinite life.

The combined amortization for customer relationships and technology will be $869,000 annually and $217,000 per quarter.

4. Pro Forma Adjustments

Pro forma adjustments reflect only those adjustments that are factually supportable and do not include the impact of contingencies that will not be known until the resolution of the contingency.

The adjustments set forth herein are intended to reflect the impact of the Acquisition. The unaudited pro forma condensed consolidated balance sheet at March 31, 2014, is presented as if the Acquisition had been completed on March 31, 2014 and also reflects the June 30, 2014 disposition of our subsidiary BNI as if it occurred on March 31, 2014. The unaudited pro forma condensed consolidated statements of income for the fiscal year ended December 31, 2013, and the three months ended March 31, 2014, are presented as if the Acquisition had been completed on January 1, 2013. The unaudited pro forma condensed consolidated statements of income presented herein for the Acquisition do not include any BNI pro forma effect because the results of operations for BNI are fully presented in our historical financial statements as discontinued operations.

Following are brief descriptions of each of the pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements:

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014:

(a)	Adjustment related to the disposition of our subsidiary, BNI, completed on June 30, 2014.

	●	Record cash consideration of $9,000 and a $26,000 promissory note received as consideration transferred.
	●	Reclassify accounts receivable of $108,000 and deferred taxes of $213,000 from discontinued operations and record the transfer of assets of $271,000 from discontinued operations to the purchaser in the BNI disposition. The total adjustment to assets of discontinued operations is $592,000.
	●	Reclassify accounts payable of $16,000 and accrued expenses of $163,000 from discontinued operations. The total adjustment to liabilities of discontinued operations is $179,000.
	●	Record a deferred tax asset of $488,000 related to a capital loss from the disposition, which includes $213,000 to transfer deferred tax assets from discontinued to continuing operations. Total deferred tax adjustment is $701,000.
	●	Record the net effect on equity related to the pro forma adjustments.

The assets and liabilities remaining in discontinued operations relate to other subsidiaries previously included in discontinued operations that were dissolved subsequent to March 31, 2014.

Pro forma adjustments relate to the Omnilink Acquisition:

(b)	Record proceeds for the current portion of $2.5 million and long-term portion of $22.5 million for the acquisition debt of $25.0 million.

(c)	Record $37.5 million purchase price consisting of cash paid of $37.3 million and accrued liabilities of $215,000 and eliminate historical Omnilink deficit balance of $836,000.

NUMEREX CORP.AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(d)	Reduce cash for Numerex estimated transaction costs of $900,000 incurred subsequent to March 31, 2014.

(e)	Record current portion of $35,000 and long-term portion of $142,000 for total deferred financing costs of $177,000 related to the acquisition debt.

(f)	Record purchase price adjustment of $35,000 for inventory.

(g)
Record the repayment of Omnilink’s prior debt of $4.1 million (current portion of $1.8 million and long term portion of $2.4 million) and eliminate related prepaid loan costs of $102,000, deferred financing costs of $90,000 and accrued interest of $59,000.

(h)	Record purchase price adjustment of $50,000 for capitalized costs associated with projects that will not be continued by the combined companies.

(i)	Record purchase price adjustment of $102,000 for estimated fair value of property and equipment.

(j)	Record the preliminary estimated identifiable intangible assets of $14.0 million and goodwill of $20.9 million and adjust Omnilink patents with a historical carrying value of $257,000 to zero.

(k)	Record the purchase price adjustment of $53,000 for certain accrued expenses.

(l)	Record purchase price adjustment of $91,000 for deposits and other assets associated with a project that will not be continued by the combined companies.

Unaudited Pro Forma Condensed Consolidated Statements of Income for the Fiscal Year Ended December 31, 2013:

(a)
Reclassify depreciation and amortization expense, including a portion to cost of sales, to conform with the accounting policies and presentation of Numerex and to adjust net expense by $142,000 for the effect of recording property and equipment at estimated fair value. Depreciation and amortization expense for the acquired assets is estimated to be $566,000 annually.

(b)
Reverse amortization expense for the historical carrying value of Omnilink’s intangible assets in the amount of $7,000 and record adjusted amortization expense for the estimated identifiable intangible assets from the acquisition of Omnilink by Numerex in the amount of $869,000.

(c)	Reverse the interest expense of $222,000 related to Omnilink’s debt balances that were repaid in conjunction with Numerex’s acquisition of Omnilink.

(d)
Record the interest expense resulting from the additional debt issued by Numerex to effect the acquisition of Omnilink in the amount of $831,000 and record amortization of deferred financing costs related to the acquisition debt in the amount of $35,000. Actual interest rates may vary from the rate assumed and a variance of 1/8 percent would increase or decrease interest expense, as applicable, by $30,000.

(e)
Income taxes have not been recorded because the analysis for deferred taxes related to assets, liabilities, tax attributes and other items is incomplete and we have not yet determined the magnitude of net deferred tax assets and associated valuation allowances, if any.

Unaudited Pro Forma Condensed Consolidated Statements of Income for the Three Months Ended March 31, 2014:

(a)
Reclassify depreciation and amortization expense, including a portion to cost of sales, to conform with the accounting policies and presentation of Numerex and to adjust net expense by $59,000 for the effect of recording property and equipment at estimated fair value. Depreciation and amortization expense for the acquired assets is estimated to be $81,000 per quarter.

NUMEREX CORP.AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(b)
Reverse amortization expense for the historical carrying value of Omnilink’s intangible assets in the amount of $2,000 and record adjusted amortization expense for the estimated identifiable intangible assets from the acquisition of Omnilink by Numerex in the amount of $287,000.

(c)	Reverse the interest expense of $85,000 related to Omnilink’s debt balances that were repaid in conjunction with Numerex’s acquisition of Omnilink.

(d)
Record the interest expense resulting from the additional debt issued by Numerex to effect the acquisition of Omnilink in the amount of $191,000 and record amortization of deferred financing costs related to the acquisition debt in the amount of $9,000. Actual interest rates may vary from the rate assumed and a variance of 1/8 percent would increase or decrease interest expense, as applicable, by $7,000.

(e)	Reverse the non-recurring transaction expense of $106,000 recorded by Numerex for the Omnilink acquisition.

(f)
Income taxes have not been recorded because the analysis for deferred taxes related to assets, liabilities, tax attributes and other items is incomplete and we have not yet determined the magnitude of net deferred tax assets and associated valuation allowances, if any.

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